As filed with the Securities and Exchange Commission on June 19, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

METROCORP BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	76-0579161
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9600 Bellaire Boulevard, Suite 252

Houston, Texas 77036

(713) 776-3876

(Address of Principal Executive Offices Including Zip Code)

MetroCorp Bancshares, Inc.

2007 Stock Awards and Incentive Plan

(Full title of Plan)

George M. Lee

MetroCorp Bancshares, Inc.

9600 Bellaire Boulevard, Suite 252

Houston, Texas 77036

(Name and address of agent for service)

(713) 776-3876

(Telephone number, including area code, of agent for service)

Copy to:

Charlotte M. Rasche

Bracewell & Giuliani LLP

711 Louisiana Street, Suite 2300

Houston, Texas 77002-2770

Telephone: (713) 221-1576

Facsimile: (713) 221-2165

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(1)(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $1.00 par value	300,000 shares	$3.12	$936,000	$52.23

(1)	This Registration Statement also registers an indeterminate number of additional shares of Common Stock of MetroCorp Bancshares, Inc. which may be offered and issued pursuant to the antidilution provisions of the MetroCorp Bancshares, Inc. 2007 Stock Awards and Incentive Plan.
(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) of the Securities Act of 1933, as amended, based upon the average of the high and low prices of the Common Stock on the Nasdaq Global Market on June 17, 2009.

PART II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

On June 4, 2007, MetroCorp Bancshares, Inc. (the “Company”) filed a Registration Statement on Form S-8 with the Securities and Exchange Commission (the “Commission”) to register 350,000 shares of the Company’s common stock par value $1.00 per share (“Common Stock”), for issuance pursuant to the MetroCorp Bancshares, Inc. 2007 Stock Awards and Incentive Plan (the “Plan”). On May 8, 2009, the shareholders of the Company approved an amendment to the Plan to make an additional 300,000 shares of Common Stock available for issuance under the Plan.

This Registration Statement on Form S-8 is to register for sale under the Securities Act of 1933, as amended, the additional 300,000 shares of Common Stock for issuance pursuant to the Plan. Pursuant to General Instruction E of Form S-8, the contents of the Company’s previously filed Registration Statement on Form S-8 relating to the Plan (Registration No. 333–143502), including all exhibits thereto, are incorporated herein by reference.

Item 8.	Exhibits.

4.2*†	MetroCorp Bancshares, Inc. 2007 Stock Awards and Incentive Plan, as amended.

5.1*	Opinion of Bracewell & Giuliani LLP as to the validity of the Common Stock registered hereunder.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Bracewell & Giuliani LLP (included in the opinion filed as Exhibit 5.1 hereto).

24.1*	Powers of Attorney (included on signature page hereto).

*	Filed herewith.
†	Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on June 19, 2009.

METROCORP BANCSHARES, INC. (Registrant)

By:	/s/ George M. Lee
George M. Lee President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints George M. Lee and David C. Choi, with full power to each of them to act without the other, the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities (until revoked in writing), to sign this Registration Statement on Form S-8 and any and all amendments (including post-effective amendments) thereto, to file the same, together with all exhibits thereto and documents in connection therewith, with the Commission, to sign any and all applications, registration statements, notices and other documents necessary or advisable to comply with the applicable state securities authorities, granting unto said attorney-in-fact and agent, or his or their substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, thereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment has been signed by the following persons in the capacities indicated and on the date indicated.

Signature	Title	Date

/s/ Don J. Wang Don J. Wang	Chairman of the Board	June 19, 2009

/s/ George M. Lee George M. Lee	President and Chief Executive Officer (principal executive officer)	June 19, 2009

/s/ David C. Choi David C. Choi	Chief Financial Officer (principal financial officer and principal accounting officer)	June 19, 2009

/s/ Krishnan Balasubramanian Krishnan Balasubramanian	Director	June 19, 2009

/s/ Helen F. Chen Helen F. Chen	Director	June 19, 2009

/s/ May P. Chu May P. Chu	Director	June 19, 2009

/s/ Shirley L. Clayton Shirley L. Clayton	Director	June 19, 2009

/s/ Robert Hsueh Robert Hsueh	Director	June 19, 2009

/s/ John Lee John Lee	Director	June 19, 2009

/s/ Frank Li Frank Li	Director	June 19, 2009

/s/ Charles L. Roff Charles L. Roff	Director	June 19, 2009

/s/ David Tai David Tai	Director	June 19, 2009

/s/ Joe Ting Joe Ting	Director	June 19, 2009

INDEX TO EXHIBITS

4.2*†	MetroCorp Bancshares, Inc. 2007 Stock Awards and Incentive Plan, as amended.

5.1*	Opinion of Bracewell & Giuliani LLP as to the validity of the Common Stock registered hereunder.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Bracewell & Giuliani LLP (included in the opinion filed as Exhibit 5.1 hereto).

24.1*	Powers of Attorney (included on signature page hereto).

*	Filed herewith.
†	Management contract or compensatory plan or arrangement.